UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2022

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 15, 2022, the New York Stock Exchange (“NYSE”) announced and Pennsylvania Real Estate Investment Trust (the “Trust”) received written notice from the NYSE that the staff of the NYSE had determined to commence proceedings to delist the Trust’s shares of beneficial interest (Symbol: PEI) (the “Common”), the Trust’s 7.375% Series B Cumulative Redeemable Perpetual Preferred Shares (Symbol: PEI PrB) (the “Series B Preferred”), the 7.20% Series C Cumulative Redeemable Perpetual Preferred Shares (Symbol: PEI PrC) (the “Series C Preferred”), and the Trust’s 6.875% Series D Cumulative Redeemable Perpetual Preferred Shares (Symbol: PEI PrD) (the “Series D Preferred,” and, together with the Common, Series B Preferred and the Series C Preferred, the “Trust Securities”) from the NYSE. The NYSE also announced that trading of the Trust Securities would be suspended immediately.

The NYSE reached its decision to commence delisting proceedings of the Trust Securities pursuant to Section 802.01B of the NYSE’s Listed Company Manual because the Trust had fallen below the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization over a consecutive 30 trading-day period of at least $15,000,000. The Trust does not intend to appeal the staff’s determination and, accordingly, the Trust expects that the Trust Securities will be delisted.

The Trust announced that it anticipates that the Trust Securities will begin trading on the OTCQX® operated by the OTC Markets Group Inc. (“OTC Market”) as soon as approval has been obtained. Until such time that approval to trade on the OTCQX® has been obtained, the Trust expects the Trust Securities will be quoted on the OTC Pink Market under the symbols PRET, PRETL, PRETM, and PRETN.

The Trust will continue to file its required periodic reports and other filings with the SEC.

Item 7.01. Regulation FD Disclosure

On December 15, 2022, the Trust issued a press release announcing its intention to transfer the trading of the Trust Securities to the OTC Market following the NYSE delisting determination. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 15, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: December 16, 2022	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel